UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 15, 2024, Alset Inc. (the “Company”) received written notice (the “Notice”) from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days prior to the date of the Notice, the Company’s bid price was below the minimum $1 required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Nasdaq has provided the Company with 180 calendar days, or until October 12, 2024, (the “Compliance Date”), to regain compliance with the Bid Price Requirement. If, at any time before the Compliance Date, the closing bid price of the Company’s common stock is at least $1 for a minimum of ten consecutive business days, the Nasdaq will provide written confirmation to the Company and close the matter.

The Notice does not result in the delisting of the Company’s common stock from the Nasdaq Capital Market. However, in the event the Company does not regain compliance with the Bid Price Requirement prior to the Compliance Date, the Company will receive written notification that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearings Panel.

The Company is evaluating potential actions to regain compliance with the Bid Price Requirement and intends to actively monitor the price of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: April 18, 2024	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer